EXHIBIT 99.1

Multimedia Games, Inc. For more information contact: Anthony Sanfilippo President and CEO Multimedia Games, Inc. 512-334-7500	PRESS RELEASE Joseph N. Jaffoni Richard Land Jaffoni & Collins Incorporated 212-835-8500 or mgam@jcir.com

MULTIMEDIA GAMES NAMES PATRICK RAMSEY CHIEF OPERATING OFFICER

Company Further Strengthens Senior Management Team With Proven Gaming Industry Executive

AUSTIN, Texas, September 16, 2008 – Gaming technology developer and distributor Multimedia Games Inc. (NASDAQ: MGAM) (“Multimedia”) today announced that Patrick Ramsey, 34, has been appointed Chief Operating Officer, a new position at the Company.

With the addition of Mr. Ramsey, Multimedia Games continues to add significant and successful casino industry expertise to its senior management team. For the last six years, Mr. Ramsey served in various executive and operational positions with Harrah’s Entertainment, Inc. Most recently, Ramsey served as Vice President and Executive Associate to the Vice Chairman at Harrah’s corporate headquarters in Las Vegas. He also has significant slot operation experience, having served as Vice President of Slots & Security at the Harrah’s-owned Caesars Atlantic City, where he was responsible for maximizing the performance of over 3,000 gaming devices, which generated more than $400 million in annual revenue.

In his role as Chief Operating Officer for Multimedia Games, Ramsey will work closely with Multimedia Games customers to maximize revenue from the Company’s revenue-sharing agreements including more than 15,000 gaming units in operation domestically and internationally. Maximizing the win-per-unit performance of this installed base brings economic benefits to Multimedia’s customers and the Company’s shareholders.

“Patrick is a dynamic and thoughtful leader and brings a proven background in slot operation management and international experience to Multimedia Games,” said Anthony Sanfilippo, President and CEO of Multimedia Games. “We look forward to benefiting from Patrick’s background which enhances our ability to compete aggressively in gaming markets by developing new and relevant products and driving revenue and margin growth. We are confident that Patrick will ensure that the strong attributes of our products, services and offerings — specifically the high entertainment value, technological superiority and ease of service — are recognized by gaming operators both domestically and internationally.”

While at Harrah’s Entertainment, Ramsey was part of the senior management team that researched potential domestic and international development and acquisition projects, including ventures in Latin America, the Caribbean, and Europe. In addition to Caesars Atlantic City, he served in executive positions at Harrah’s Joliet (Illinois) and Harrah’s East Chicago (Indiana), as well as the company’s Central Division office in Memphis.

“My goal is to build upon the operational excellence Multimedia Games has demonstrated for its customers and to translate this strength into shareholder value,” Ramsey said. “I am focused on taking full advantage of the domestic and international opportunities in front of us to best serve our current and future customers. I am very pleased to join Anthony Sanfilippo and his team at this point in the Company’s development and look forward to an exciting future with Multimedia Games.”

Ramsey joins several other senior executives at Multimedia Games with significant experience in the casino industry, including expertise in marketing, brand management and operations across multiple gaming jurisdictions. The extensive industry knowledge of Multimedia’s senior management team have positioned the Company with a focus on innovation and the creation of intellectual property, product portfolio expansion, gaining global market share and anticipating and addressing customer needs and market trends.

“Patrick is a true talent,” Sanfilippo said. “I’ve had the pleasure to work with him closely at Harrah’s Entertainment, and we are confident that he will not only strengthen our current businesses, but also help us take Multimedia Games to new markets, new customers, and to new levels of success.”

Ramsey has been granted stock options of 300,000 shares and is tying the majority of his compensation to the future success of the company.

Ramsey graduated cum laude from Harvard University with a degree in economics and later earned his MBA from Northwestern University’s Kellogg School of Management. Prior to working in the gaming industry, he worked in the finance industry in San Francisco and also taught in South America.

About Multimedia Games

Multimedia Games is a leading developer and supplier of comprehensive systems, content, electronic games and player terminals for the Native American gaming market, as well as for the casino, charity and international bingo, video lottery, and sweepstakes markets. The Company’s ongoing development and marketing efforts focus on gaming systems and products for use by Native American tribes throughout the United States, the commercial casino market, video lottery systems and other products for domestic and international lotteries, and products for charity and international bingo and emerging markets, including sweepstakes, promotional, amusement with prize, and coupon gaming opportunities. Additional information may be found at www.multimediagames.com.

Cautionary Language

This press release contains forward-looking statements based on Multimedia’s current expectations, which are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. The words “will,” “expect,” “project,” “anticipate,” “continue,” “intend,” “pursue,” “believe” or the negative or other variations thereof or comparable terminology as they relate to Multimedia and its products and markets are intended to identify such forward-looking statements. These forward-looking statements include, among other things, references to future actions, new projects, strategies, future performance, outcomes of contingencies and future financial results of either Multimedia or its customers. All forward-looking statements are based on current expectations and projections of future events.

These forward-looking statements reflect the current views and assumptions of Multimedia, and are subject to various risks and uncertainties that cannot be predicted or qualified and could cause actual results in Multimedia’s performance to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include, but are not limited to, the risk that new management may have difficulty identifying or executing strategies to improve our operating results; the effects of local and national economic, credit and capital market conditions on the economy in general, and the gaming and tribal gaming industries in particular; changes in laws, including increased tax rates, regulations or accounting standards and future decisions of courts, regulators, and governmental bodies. Other important risks and uncertainties that may affect the Company’s business are detailed from time to time in the “Certain Risks” and “Risk Factors” sections and elsewhere in Multimedia’s filings with the Securities and Exchange Commission. Readers are cautioned that all forward-looking statements speak only to the facts and circumstances present as of the date of this press release. Multimedia disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #